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                                                                       EXHIBIT 2


                         AGREEMENT AND PLAN OF MERGER
         (INLUCDED AS APPENDIX "A" TO THE PROXY STATEMENT-PROSPECTUS)

                        Omitted Schedules and Annexes

         Pursuant to Item 601(b)(2) of Regulation S-K, the schedules, annexes and exhibits to Exhibit 2 of this Registration Statement have been omitted. Set forth below is a list of such omitted documents.

Exhibit A                 -       Base Exchange Price

Exhibit B                 -       Disclosure Schedule

Exhibit C                 -       Escrow Agreement - form included

Exhibit D                 -       Schedule of CIB Common Stock

Exhibit E                 -       Paying Agent Agreement - form included

Exhibit F                 -       Sellers' Agreement - form included

Exhibit G                 -       Section 9.1(a)(viii) Indemnity Schedule

Exhibit H                 -       Section 9.1(a)(vii) Indemnity Schedule

Exhibit I                 -       Covenant-not-to-Compete and Non-Solicitation
                                  Payments

Exhibit J                 -       Registration Rights Agreement - form included

Exhibit K                 -       Disposed Assets and Paid Receivables

Exhibit L                 -       Parties to Employment Agreements and
                                  Covenants-not-to-compete